                                                                       EXHIBIT 1

  ---------------------------------------------------------------------------


                         Registration Rights Agreement


                                     among


                      National Broadcasting Company, Inc.


                        GE Investments Subsidiary, Inc.


                                  CNET, Inc.


                  Flying Disc Investments Limited Partnership


                                Mr. Chris Kitze



                                      and


                              NBC Internet, Inc.
                      (formerly known as "Xenon 2, Inc.")

                           Dated: November 30, 1999


  ---------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Section 1.  Definitions....................................................   2
            -----------

Section 2.  Shelf Registration of Resales..................................   3
            -----------------------------

       (a)  Shelf Registration Statement...................................   3
            ----------------------------

       (b)  Maintenance of Effectiveness...................................   3
            ----------------------------

       (c)  Offerings and Sales............................................   4
            -------------------

       (d)  Postponement of Shelf Registration.............................   4
            ----------------------------------

Section 3.  Demand Registration............................................   5
            -------------------

       (a)  Requests for Registration by Holders...........................   5
            ------------------------------------

       (b)  Filing and Effectiveness.......................................   6
            ------------------------

       (c)  Priority on Demand Registration................................   6
            -------------------------------


       (d)  Postponement of Demand Registration............................   8
            -----------------------------------

Section 4.  Piggyback Registration.........................................   8
            ----------------------

       (a)  Right to Piggyback.............................................   8
            ------------------

       (b)  Priority on Piggyback Registrations............................   9
            -----------------------------------

Section 5.  Registration Procedures........................................   9
            -----------------------

Section 6.  Information....................................................  14
            -----------

Section 7.  Suspension.....................................................  15
            ----------

Section 8.  Registration Expenses..........................................  15
            ---------------------

Section 9.  Indemnification................................................  16
            ---------------

       (a)  Indemnification by NBCi........................................  16
            -----------------------

                                                                            Page
                                                                            ----
       (b)  Indemnification by Holders.....................................  16
            --------------------------

       (c)  Conduct of Indemnification Proceedings.........................  17
            --------------------------------------

       (d)  Contribution...................................................  17
            ------------

Section 10. Underwritten Registrations.....................................  18
            --------------------------

       (a)  Initial CNET Demand............................................  18
            -------------------

       (b)  Other Demand Registrations.....................................  19
            --------------------------

Section 11. Miscellaneous..................................................  19
            -------------

       (a)  Remedies.......................................................  19
            --------

       (b)  Amendments and Waivers.........................................  19
            ----------------------

       (c)  Notices........................................................  19
            -------

       (d)  Merger or Consolidation of NBCi................................  21
            -------------------------------

       (e)  Successors and Assigns.........................................  21
            ----------------------

       (f)  Counterparts...................................................  21
            ------------

       (g)  Headings.......................................................  22
            --------

       (h)  Governing Law..................................................  22
            -------------

       (i)  Severability...................................................  22
            ------------

       (j)  Termination....................................................  22
            -----------

       (k)  Entire Agreement...............................................  22
            ----------------

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered
                                               ---------
into as of November 30, 1999, by and among NBC Internet, Inc., a Delaware corporation (formerly known as Xenon 2, Inc., and together with is successors and assigns, "NBCi"), National Broadcasting Company, Inc., a Delaware
              ----
corporation (together with its successors and assigns, "NBC"), GE Investments
                                                        ---
Subsidiary, Inc., a Delaware corporation ("GE Sub"), CNET, Inc. (together with
                                           ------
its successors and assigns, "CNET"), Flying Disc Investments Limited
                             ----
Partnership, a Nevada limited partnership ("Disc"), Mr. Chris Kitze ("Kitze")
                                            ----                      -----
and each other person who becomes a holder hereunder (collectively, with NBC, GE Sub, CNET, Disc and Kitze, the "Holders").
                                -------

                                   RECITALS
                                   --------

     WHEREAS, Xoom.com, Inc., a Delaware corporation ("Xoom"), NBCi, Xenon 3,
                                                       ----
Inc., a Delaware corporation ("Xenon 3"), Snap! LLC, a Delaware limited
                               -------
liability company ("Snap"), and CNET, are parties to an Agreement and Plan of
                    ----
Contribution and Merger, dated as of May 9, 1999, as amended (the "Merger
                                                                   ------
Agreement"), pursuant to which, among other things, the parties thereto have
---------
agreed that (i) Xenon 3 will merge with and into Xoom, with Xoom as the surviving corporation, and each outstanding share of common stock, par value $0.0001 per share, of Xoom (the "Common Stock") will be converted into the right
                                 ------------
to receive one share of Class A common stock, par value $0.0001 per share, of NBCi (the "Class A Common Stock") and (ii) CNET will contribute its ownership
           --------------------
interest in Snap to NBCi in exchange for 7,147,584 shares of Class A Common
Stock;

     WHEREAS, Xoom, NBCi, NBC, Neon Media Corporation, a Delaware corporation ("NMC"), and GE Sub, are parties to a Second Amended and Restated Agreement and
  ---
Plan of Contribution, Investment and Merger, dated as of July 8, 1999, as amended (the "Contribution Agreement" and together with the Merger Agreement,
              ----------------------
the "Merger Agreements"), pursuant to which, among other things, the parties
     -----------------
thereto have agreed that (i) NMC will merge with and into NBCi, with NBCi as the surviving corporation and each share of NMC common stock will be converted into one share of Class B Common Stock of NBCi (the "Class B Common Stock") which
                                                --------------------
will result in the issuance of 12,173,111 shares of Class B Common Stock to NBC Multimedia Inc., a wholly owned subsidiary of NBC, (ii) a subsidiary of NBC will transfer its ownership interest in Snap and certain other assets to NBCi in exchange for 11,417,569 shares of Class B Common Stock and a convertible note from NBCi which will be convertible into 471,031 shares of Class B Common Stock and (iii) an affiliate of NBC will purchase a convertible note from NBCi, which will be convertible into 5,338,357 shares of Class B Common Stock, in exchange for the assignment to NBCi of a note issued by NBC; and

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Merger Agreements.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Merger Agreements, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.        Section  Definitions.  For purposes of this Agreement, the following
                   -----------
capitalized terms have the following meanings:

          "Initial CNET Demand":  A Demand Notice delivered by CNET pursuant to
           -------------------
Section 3(a)(iv) or 3(a)(v).

          "Initial Holders":  NBC, GE Sub, CNET, Disc and Kitze.
           ---------------

          "Prospectus":  The prospectus included in any Registration Statement
           ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Securities": All shares of Class A Common Stock (i) held
           ----------------------
by the Initial Holders from time to time, (ii) held by transferees of the Initial Holders, but only with respect to securities transferred in accordance with Section 11(e); (iii) issuable by NBCi or (iv) issued or issuable upon the conversion of Class B Common Stock, including shares of Class B Common Stock issuable to NBC or its affiliates upon conversion of the convertible notes held on the date hereof, into Class A Common Stock, excluding in each case shares of Class A Common Stock that have been disposed of pursuant to a Registration Statement relating to the sale thereof that has become effective under the Securities Act or pursuant to Rule 144 or Rule 145 under the Securities Act. Registrable Securities shall also include any shares of Class A Common Stock or other securities (or shares of Class A Common Stock underlying such other securities) that may be received by the Holders (x) as a result of a stock dividend on or stock split of Registrable Securities or Class B Common Stock or
(y) on account of Registrable Securities or Class B Common Stock in a recapitalization of or other transaction involving NBCi.

          "Registration Statement": Any registration statement of NBCi under the
           ----------------------
Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC":  The Securities and Exchange Commission.
           ---

          "Securities Act":  The Securities Act of 1933, as amended.
           --------------

          "Underwritten Offering":  A distribution, registered pursuant to the
           ---------------------
Securities Act, in which securities of NBCi are sold to the public through one or more underwriters.

          "Voting Agreement": means the Voting Agreement dated as of May 9,
           ----------------
1999, among Xoom, certain holders of the capital stock of NBCi, NBC and CNET, as the same may be amended, supplemented or otherwise modified from time to time.

     Section 2.   Shelf Registration of Resales.
                  -----------------------------

          (a)  Shelf Registration Statement. Within 45 days of receipt by NBCi
               ----------------------------
of a written notice as described in Section 3(a) which is requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act (such Demand Registration, a "Shelf Registration") (which request shall not be
                              -------------------
made at any time prior to the later of the twelve month anniversary of the date hereof or the date on which NBCi first becomes eligible to file a registration statement on Form S-3), NBCi shall file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") covering all of the
                   ----------------------------
Registrable Securities of the requesting Holder included in the Demand Notice and any additional Registrable Securities requested to be included by the other Holders pursuant to the terms of Sections 3(c) and 4(b) (collectively, in such capacity, the "Registering Holders"). The Shelf Registration Statement shall be
               -------------------
on the appropriate form and shall comply as to form in all material respects with the requirements of the Securities Act and the sales and regulations promulgated thereunder, permitting registration of such Registrable Securities for resale by the Registering Holders in the manner designated by them (including, without limitation, one or more Underwritten Offerings). NBCi shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable. NBCi will notify the Registering Holders in writing when such Shelf Registration Statement becomes effective.

          (b)  Maintenance of Effectiveness.  NBCi agrees to use commercially
               ----------------------------
reasonable efforts to keep the Shelf Registration Statement (including the preparation and filing of any amendments and supplements necessary for that purpose) continuously effective until the earlier of (a) the date on which the Registering Holders (or distributees or transferees of such Registering Holders) no longer hold any Registrable Securities or (b) the date on which all the Registrable Securities of the Registering Holders are eligible for sale pursuant to Rule 144(k) (or any successor provision) or in one day without registration pursuant to Rule 144(e) (or any successor provision) under the Securities Act (such period, the "Effective Period"). Each Registering Holder seeking to offer
                   ----------------
and sell Registrable Securities upon exercise of the rights hereunder agrees to provide information to NBCi in a timely manner regarding the proposed distribution by such Registering Holder of the Registrable Securities and such other information reasonably requested by NBCi in connection with the preparation of the Shelf Registration Statement. If the Shelf Registration Statement ceases to be effective for any reason or at any time during the Effective Period (other than because of the sale of all the securities registered thereunder), NBCi shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. Upon written request from a Registering Holder during the Effective Period, NBCi shall, subject to the other provisions of this Agreement, promptly supplement the Shelf Registration Statement to reflect resales of Class A Common Stock by any distributees or other transferees of any Holder who received their Class A Common Stock in accordance with this Agreement and who have been identified in writing to NBCi.

          (c) Offerings and Sales. At any time during the Effective Period, any
              -------------------
Registering Holder may exercise its Shelf Registration rights hereunder with respect to the Registrable Securities. If any Registering Holder desires to offer and sell Registrable Securities under the Shelf Registration Statement pursuant to an underwritten public offering, such Registering Holder shall deliver a written notice (the "Registration Notice") to NBCi at least 20 days
                               -------------------
prior to the date on which such Registering Holder desires to consummate the sale of Registrable Securities. Any Registration Notice shall be subject to revocation by the Registering Holder initiating the request by delivery of a subsequent written notice to NBCi no later than the fifth business day prior to the contemplated offering commencement date.

          Upon receipt of a Registration Notice, NBCi shall, within 30 days of receipt thereof, give written notice to the other Registering Holders of NBCi's receipt thereof. Within 15 days of receipt of such a notice from NBCi, any other Registering Holder desiring to offer and sell any Registrable Securities in the subject offering shall give written notice to NBCi, the Registering Holder who delivered the Registration Notice to NBCi, and the lead managing underwriter, if any, which notice shall specify the number of shares of Registrable Securities such Registering Holder desires to offer for sale. NBCi shall not be permitted to participate in such an offering without the written consent of the Registering Holder initiating the offering (which consent shall not be unreasonably withheld). In the event the Registrable Securities requested to be included by the Registering Holders in the aggregate exceeds the number of Registrable Securities to be included in the Underwritten Offering, priority will be determined in accordance with Section 3(c).

          (d) Postponement of Shelf Registration. NBCi will be entitled to
              ----------------------------------
postpone the obligation to file any Shelf Registration Statement for a reasonable period not in excess of 90 calendar days if NBCi's Board of Directors determines, in the good faith exercise of its business judgment, that such registration and offering would materially interfere with bona fide financing
                                                          ---- ----
plans or strategic acquisition, disposition or alliance of NBCi that would require disclosure of information, the premature disclosure of which could materially and adversely affect NBCi. Notwithstanding the foregoing, in no event shall the aggregate number of days during any period of 12 consecutive months during which the Registering Holders are subject to (i) postponement pursuant to this Section 2(d), (ii) postponement pursuant to Section 3(d) and (iii) Black-Out pursuant to Section 7 exceed 90 days. If NBCi postpones the filing of a Shelf Registration Statement, it will promptly notify the Holders in writing (i) when the events or circumstances permitting such postponement have ended and
(ii) that the decision to postpone was made by the Board of Directors of NBCi in accordance with this Section 2(d).

     Section 3.  Demand Registration.
                 -------------------

          (a)  Requests for Registration by Holders. At any time and from time
               ------------------------------------
to time during which there is no Shelf Registration Statement that is effective under the Securities Act so as to permit the offer and sale of all Registrable Securities thereunder, subject to the conditions set forth in this Agreement one or more Holders will have the right, by written notice delivered to NBCi (a "Demand Notice"), to require NBCi to register Registrable Securities under and
 -------------
in accordance with the provisions of the Securities Act (a "Demand
                                                            ------
Registration"), provided that effective on the date of this Agreement and
------------    --------
subject to the conditions set forth herein (i) NBC, on behalf of NBC or GE Sub, may not make more than four (4) Demand Registrations in total, one of which can be made on Form S-1 and one of which can be for a Shelf Registration, and CNET and Kitze, on behalf of Kitze or Disc (for Registrable Securities held by Disc on the date hereof), may not make more than three (3) Demand Registrations each, of which, in the case of each of CNET and Kitze, one of which can be for a Shelf Registration and of which two (2) can be made on Form S-1 in the case of CNET and its transferees, and one (1) can be made on Form S-1 in the case of Kitze, Disc and their respective transferees, (ii) no Demand Notice may be given prior to six (6) months after the effective date of the immediately preceding Demand Registration, (iii) no such Demand Registration may be required unless the Holders requesting such Demand Registration provide to NBCi a certificate (the "Authorizing Certificate"), seeking to include Registrable Securities in such
 -----------------------
Demand Registration with a market value of at least $25,000,000 (or $50,000,000 in the case of a Demand Notice for a Shelf Registration) (calculated based on the average closing sale price of such securities on the principal securities exchange or quotation system where such securities are listed on the five business days immediately preceding the date of the Demand Notice) as of the date the Demand Notice is given, (iv) if a Demand Notice is delivered to NBCi during the 60 day period commencing on the closing date of the Contribution Agreement by CNET, such Demand Notice will be given priority over any Demand Registrations or Shelf Registrations of Registrable Securities until such registration for CNET is effected, (v) if a Demand Notice is delivered to NBCi during the 60 day period commencing on the closing date of the Contribution Agreement from a Holder other than CNET, NBCi will provide CNET with the opportunity to deliver a Demand Notice, which Demand Notice by CNET will be given priority over the previously delivered Demand Notice and any other Demand Notice until such registration for CNET is effected, (vi) if a Demand Notice is delivered to NBCi during the 12 month period commencing on the closing date of the Contribution Agreement, such Demand Registration shall be an Underwritten Offering in accordance with Section 10, and (vii) in any Underwritten Offering, shares may be excluded by the underwriters based on market conditions and marketing factors. The Authorizing Certificate shall set forth (A) the name of each Holder signing such Authorizing Certificate, (B) the number of Registrable Securities held by each such Holder, and, if different, the number of Registrable Securities such Holder has elected to have registered, and (C) the intended methods of disposition of the Registrable Securities. Notwithstanding the foregoing, a good faith decision by a Holder to withdraw Registrable Securities from registration will not affect NBCi's obligations under this
Section 3(a) unless the amount remaining to be registered has a market value of less than $25,000,000 (or $50,000,000 in the case of a Shelf Registration) (calculated as aforesaid).

          (b) Filing and Effectiveness. NBCi will file a Registration Statement
              ------------------------
relating to any Demand Registration as soon as practicable but in no event later than 45 days following the date on which the Demand Notice is given, or 90 days in the case of the first Demand Registration, and will use its best efforts to cause the same to be declared effective by the SEC as soon as practicable thereafter. If any Demand Registration is requested to be effected as a Shelf Registration by the Holders demanding such Demand Registration, NBCi will keep the Registration Statement filed in respect thereof effective for the Effective Period.

          Within ten (10) business days after receipt of such Demand Notice, NBCi will serve written notice thereof (the "Notice") to all other Holders and
                                             ------
will, subject to the provisions of Section 3(c), include in such registration all Registrable Securities with respect to which NBCi receives written requests for inclusion therein ("Request for Inclusion") within ten (10) business days
                        ---------------------
after receipt of the Notice by the applicable Holder. In the event that any other Holder has the right to request a Demand Registration pursuant to the provisions of Section 3(a), and provided that more than 60 days have elapsed
                                --------
since the closing date of the Contribution Agreement, if such Request for Inclusion includes a Demand Notice on behalf of such Holder, such Holder will be treated as an initiating Holder for purposes of the Demand Registration. Any Holder will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, in which event NBCi will promptly amend or, if applicable, withdraw the related Registration Statement. In the event the withdrawing Holder is the sole initiating Holder of such Demand Registration pursuant to Section 3(a), such demand will count as a Demand Registration of such Holder unless the withdrawing Holder pays all registration expenses in connection with such withdrawn registration as described in Section 8; provided that in the event there has been a Material Adverse Change in the
   --------
business or financial condition of NBCi between the date of the Demand Notice relating to such Demand Registration and the date of the withdrawal, NBCi shall pay all registration expenses and such registration shall not be counted as a Demand Registration to which such Holder is entitled pursuant to Section 3(a) hereof. In the event all of the initiating Holders withdraw, such demand will count as a Demand Registration of each such Holder unless, in the case of each such Holder, such Holder pays its pro rata portion of all registration expenses in connection with such withdrawn registration as described in Section 8; provided that in the event there has been a Material Adverse Change in the
--------
business or financial condition of NBCi between the date of the Demand Notice relating to such Demand Registration and the date of the withdrawal, NBCi shall pay all registration expenses and such registration shall not be counted as a Demand Registration to which such Holders are entitled pursuant to Section 3(a) hereof. For the purpose of this Section 3(b), "Material Adverse Change" shall mean any change that, individually or in the aggregate with all other changes, is materially adverse to the business, financial condition or results of operation of NBCi and its subsidiaries taken as a whole other than any change or circumstance arising from a decrease of less than 25% of the closing price of NBCi on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the National Market System of Nasdaq from the date of the
         ------
Demand Notice or the Request for Inclusion, as the case may be.

          (c) Priority on Demand Registration. Subject to the provisions set
              -------------------------------
forth in Sections 3(a)(iv) and (v) and Section 3(b) regarding CNET's priority, if Registrable Securities are to be registered pursuant to a Demand Registration, NBCi shall provide written notice to the other Holders and will permit all such Holders who request to be included in the Demand Registration to include any or all Registrable Securities held by such Holders in such Demand Registration. In connection with any Demand Registration, NBCi may include securities for its own account and/or for the account of other holders of NBCi's securities in such registration to the extent agreed to by the underwriters. If the managing underwriter or underwriters of an Underwritten Offering to which such Demand Registration relates advises the Holders that the total amount of Registrable Securities that such Holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then the number of Registrable Securities to be included in such Demand Registration will, if necessary, be reduced and there will be included in such Underwritten Offering the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering, the Registrable Securities of the Holder or Holders initiating the Demand Registration and NBCi shall receive priority in such Underwritten Offering to the full extent of the Registrable Securities such Holder or Holders (including NBCi) desire to sell, provided that, in the event the Registrable Securities requested to be included
--------
by the initiating Holders and NBCi in the aggregate exceeds the number of Registrable Securities to be included in the Underwritten Offering, then:

          (i) Registrable Securities requested to be included by CNET in the Initial CNET Demand will comprise the lesser of (A) at least 50% of the Registrable Securities included in such offering or (B) all of the Registrable Securities requested to be included by CNET, with the remainder of the Registrable Securities in such offering being allocated to NBCi and Kitze as a direct holder or as the beneficial owner of Registrable Securities held by Disc as determined in good faith by the mutual agreement of NBCi and Kitze, it being understood that the current intention of such parties is that Kitze's allocation will be in the range of 10% - 15% of the Underwritten Offering;

          (ii) if any Registration Statement is proposed to be filed by NBCi whether or not for sale for NBCi's own account during the six month period after the Effective Date of the Initial CNET Demand, Registrable Securities requested to be included by CNET will comprise the lesser of (A) at least 25% of the Registrable Securities included in such offering or (B) all of the Registrable Securities requested to be included by CNET; provided that in no event will CNET be entitled
                               --------
          to include more than 1,000,000 Registrable Securities in such offering; provided further that, (A) if the number of shares included
                    -------- -------
          by CNET is 500,000 or less, then such inclusion shall be in addition to the rights contained in this Section 3 and shall not be deemed the exercise by CNET of one of its Demand Registrations and (B) if the number of shares included by CNET is more than 500,000, then such inclusion shall be deemed the exercise by CNET of one of its Demand Registrations pursuant to this Section 3; and

          (iii) except as provided in 3(c)(ii) above, following the Initial CNET Demand, or, if no such demand is made, following the 60 day period commencing on the closing date of the Contribution Agreement,
          (A) Registrable Securities requested to be included by NBCi will comprise the lesser of (1) at least 50% of the Registrable Securities included in such offering or (2) all of the Registrable Securities requested to be included by NBCi and (B) of the remaining securities to be included in such Underwriting Offering, Registrable Securities of each initiating Holder will be included pro rata on the basis of
                                                     --- ----
          the amount of Registrable Securities requested to be included therein by each such Holder. Any remaining allocation available for sale shall be allocated pro rata among the other Holders on the basis of
                             --- ----
          the amount of Registrable Securities requested to be included therein by each such Holder.

          (d)  Postponement of Demand Registration.  NBCi will be entitled to
               -----------------------------------
postpone the obligation to file any Demand Registration for a reasonable period of time not exceeding 90 calendar days (other than the Demand Registration for the Initial CNET Demand which may be postponed for a reasonable period of time not exceeding 60 calendar days, provided that NBCi will file the Demand
                                --------
Registration for the Initial CNET Demand no later than 120 days following the date on which the Demand Notice is given, and the Initial CNET Demand will not be subject to any additional Black-Out period pursuant to Section 7) if NBCi's Board of Directors determines, in the good faith exercise of its business judgment, that such registration and offering would materially interfere with bona fide financing plans or strategic acquisition, disposition or alliance of
---- ----
NBCi that would require disclosure of information, the premature disclosure of which could materially and adversely affect NBCi. Notwithstanding the foregoing, in no event shall the aggregate number of days during any period of 12 consecutive months during which the Registering Holders are subject to (i) postponement pursuant to this Section 3(d), (ii) postponement pursuant to
Section 2(d) and (iii) Black-Out pursuant to Section 7 exceed 90 days;
provided, however, that any postponement with respect to an Initial CNET Demand
--------  -------
shall be disregarded in determining the aggregate number of days during any 12-month period. If NBCi postpones the filing of a Registration Statement, it will promptly notify the Holders in writing (i) when the events or circumstances permitting such postponement have ended and (ii) that the decision to postpone was made by the Board of Directors of NBCi in accordance with this Section 3(d).

     Section 4.   Piggyback Registration.
                  ----------------------

          (a)  Right to Piggyback.  If at any time NBCi proposes to file a
               ------------------
Registration Statement whether or not for sale for NBCi's own account, on a form and in a manner that would also permit registration of Registrable Securities, including, without limitation, pursuant to Sections 2 and 3 hereof, NBCi shall give to Holders holding Registrable Securities, written notice of such proposed filing at least thirty (30) days before the anticipated filing. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Securities as each Holder may request (a "Piggyback Registration"). Subject to Section 4(b), NBCi will include in each
 ----------------------
such Piggyback Registration all Registrable Securities with respect to which NBCi has received written requests for inclusion therein. The Holders will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          NBCi will not be obligated to effect any registration of Registrable Securities under this Section 4 as a result of the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment, transfers of assets, reclassifications and share purchase plans offered solely to current holders of Class A Common Stock, rights offerings or option or other employee benefit plans.

          (b)  Priority on Piggyback Registrations. NBCi will cause the managing
               -----------------------------------
underwriter or underwriters of a proposed Underwritten Offering on behalf of NBCi to permit Holders to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any securities of NBCi included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering delivers an opinion to the Holders to the effect that (i) the total amount of securities that such Holders and NBCi propose to include in such Underwritten Offering or (ii) the effect of the potential withdrawal of any Registrable Securities by any Holder (except any Holder who has theretofore waived such Holder's right to withdraw all or part of its Registrable Securities pursuant to Section 4(a)) prior to the effective date of the Registration Statement relating to such Underwritten Offering, is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein for the account of Holders will, if necessary, be reduced and there will be included in such Underwritten Offering the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering. The securities of any Holder or Holders of securities initiating the registration and NBCi shall receive priority in such Underwritten Offering to the full extent of the Registrable Securities such Holder or Holders and NBCi desire to sell and the remaining allocation available for sale, if any, shall be allocated pro rata among the other Holders on the basis of the amount of Registrable Securities requested to be included therein by each such Holder; provided, however, if any
                                                      --------  -------
Registration Statement is proposed to be filed by NBCi whether or not for sale for NBCi's own account during the six month period after the Effective Date of the Initial CNET Demand, Registrable Securities requested to be included by CNET will comprise the lesser of (A) at least 25% of the Registrable Securities included in such offering or (B) all of the Registrable Securities requested to be included by CNET; provided that in no event will CNET be entitled to include
                     --------
more than 1,000,000 Registrable Securities in such offering; provided further
                                                             -------- -------
that, (A) if the number of shares included by CNET is 500,000 or less, then such inclusion shall be in addition to the rights contained in this Section 3 and shall not be deemed the exercise by CNET of one of its Demand Registrations and
(B) if the number of shares included by CNET is more than 500,000, then such inclusion shall be deemed the exercise by CNET of one of its Demand Registrations pursuant to this Section 3. The managing underwriter or underwriters, applying the same standard, may also exclude entirely from such offering all Registrable Securities proposed to be included in such offering to the extent the Registrable Securities are not of the same class as securities of NBCi included in such offering.

          Section 5.  Registration Procedures.  In connection with NBCi's
                      -----------------------
registration obligations pursuant to Sections 2, 3 and 4, NBCi will effect such registrations to permit the sale of such

Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto NBCi will as soon as practicable, but in no event later than 45 days after delivery of the Demand Notice, or 90 days in the case of the initial Demand Registration, and in each case to the extent applicable:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a
                                         --------  -------
Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) NBCi will furnish to the Holders copies of all such documents proposed to be filed (but excluding schedules, documents to be incorporated or deemed incorporated therein by reference and exhibits, unless requested in writing by such Holders or their counsel), which documents will be subject to the review of such Holders and any underwriters, and NBCi will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which any Holder of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably object on a timely basis;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective as provided herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of NBCi contained in any agreement contemplated by Section 5(n) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by NBCi of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (e) if requested by the managing underwriters, if any, or any Holder of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after NBCi have received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that NBCi
                                                   --------  -------
will not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for NBCi, in compliance with applicable law;

          (f) furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder, such Holder's counsel or such underwriter);

          (g) deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and NBCi hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that NBCi will not be required to (i)
                        --------  -------
qualify to do business in any jurisdiction where it is not then so qualified or
(ii) take any action that would subject it to service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of any selling Holder's business, in which case NBCi will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k) upon the occurrence of any event contemplated by Section 5(c)(vi), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (l) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be either (i) listed on each securities exchange, if any, on which similar securities issued by NBCi are then listed or, if no similar securities issued by NBCi are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on Nasdaq or the National Market System of Nasdaq, if the securities qualify to be so quoted;

          (m) as needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities;

          (n) enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including, without limitation, entering into and causing its officers, directors and affiliates to enter into customary lock-up agreements and taking other actions reasonably requested by the initiating Holder or, if none, the Holders holding a majority of the Registrable Securities being sold or, in the event of an Underwritten Offering, those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the selling Holders holding such Registrable Securities and the underwriters, if any, with respect to the businesses of NBCi and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to NBCi and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the initiating Holder or, if none, the Holders holding a majority of the Registrable Securities being sold, addressed to such selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) use reasonable efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of NBCi (and, if necessary, any other certified public accountants of any subsidiary of NBCi or of any business acquired by NBCi for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the initiating Holder or, if none, the Holders holding a majority of the Registrable Securities being sold, and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of NBCi and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by NBCi. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder;

          (o) make available for reasonable inspection during normal business hours by a representative of the Holders holding Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of NBCi and its subsidiaries, and cause the officers, directors and employees of NBCi and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any
                                             --------- -------
records, information or documents that are designated by NBCi in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, upon advice of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act); provided further however that in the case of (ii) or (iii)
-------- -------

NBCi shall only be required to disclose that portion which counsel advises NBCi is legally required and the Holders shall use their commercially reasonable efforts (at NBCi's expense) to preserve the confidentiality of such documents including, without limitation, by cooperating with NBCi to obtain an appropriate protective order or other reliable assurance that confidentiality will be accorded and maintained to the maximum extent possible;

          (p) comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of NBCi, after the effective date of a Registration Statement, which statements shall cover said 12-month period;

          (q) take any and all actions necessary to become eligible, and use all reasonable efforts to remain eligible to file registration statements on Form S-3 and do any and all other acts or things necessary or advisable to comply with applicable rules and regulations regarding Form S-3, including, but not limited to, making all filings required by the SEC and complying with any and all time limits in connection therewith;

          (r) use all reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time NBCi is not required to file such reports, it will, upon the request of any of the Holders of the Registrable Securities, make publicly available other information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 and 144A; will take such further action as any Holder of the Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A; and upon the request of any Holder shall deliver to the such Holder a written statement as to whether it has complied with this paragraph (r); and

          (s) in connection with any Underwritten Offering, cause appropriate members of management, including, without limitation, NBCi's Chief Executive Officer, to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering.

          Section 6.   Information.  NBCi may require each selling Holder of
                       -----------
Registrable Securities as to which any registration is being effected pursuant to Section 2, 3 or 4 to furnish to NBCi such information regarding the distribution of such Registrable Securities as NBCi may, from time to time, reasonably request in writing and NBCi may exclude from such registration the Registrable Securities of any selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each such selling Holder promptly will notify NBCi of the occurrence of any event that makes any of such information untrue in any material respect or that requires making a change in such information so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

     Section 7.   Suspension.  Each Holder will be deemed to have agreed by
                  ----------
virtue of its acquisition of Registrable Securities that, in connection with any registrations of Registrable Securities effected pursuant to Section 2, 3 or 4, upon receipt of any notice from NBCi of the occurrence of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(v) or 5(c)(vi) ("Suspension
                                                                ----------
Notice"), NBCi's obligation to cause any Registration Statement to become
------
effective or to amend or supplement such Registration Statement shall be suspended and such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until such Holder's receipt of the copies of the supplemented or
 ---------
amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by NBCi that the use of the applicable Prospectus may be
              ------
resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that NBCi is entitled to give hereunder; provided, however, that in no event shall the aggregate number of
           --------  -------
days during any period of 12 consecutive months during which the Holders are subject to (i) postponement pursuant to Section 2(d), (ii) postponement pursuant to Section 3(d) and (iii) Black-Out pursuant to this Section 7 exceed 90 days ; provided, further, that any postponement with respect to an Initial CNET Demand
--------  -------
shall be disregarded in determining the aggregate number of days during any 12-month period. In the event NBCi shall give a Suspension Notice, the time period prescribed in Section 2 or Section 3 will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

     Section 8.   Registration Expenses.  Except as described in Section 3(b),
                  ---------------------
all fees and expenses incident to the performance of or compliance with this Agreement by NBCi will be borne by NBCi whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses for compliance with securities or "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by any Holder of Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by NBCi, (iv) fees and disbursements of counsel for NBCi incurred by NBCi, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including the expenses of any special audit and "comfort" letter required by or incident to such performance) incurred by NBCi, (vi) Securities Act liability insurance, if any, if customarily incurred and (vii) reasonable fees and expenses of one counsel retained by the Holders in connection with the registration and sale of their Registrable Securities (which counsel will be selected by the Holders of a majority of the Registrable Securities being sold). In addition, NBCi will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or quotation system on which similar securities issued by NBCi are then listed and the fees and expenses of any person, including special experts, retained by NBCi. In no event, however, will NBCi be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement.

     Section 9.   Indemnification.
                  ---------------

             (a)  Indemnification by NBCi. NBCi will, without limitation as to
                  -----------------------
time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as
                                                                ------
incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to NBCi by such Holder expressly for use therein.

             (b)  Indemnification by Holders. In connection with any
                  --------------------------
Registration Statement in which a Holder is participating, such Holder will furnish to NBCi in writing such information as NBCi reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will indemnify, to the fullest extent permitted by law, NBCi, its directors and officers, agents and employees, each person who controls NBCi (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to NBCi expressly for use in such Registration Statement, Prospectus or preliminary prospectus and was used by NBCi in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

             (c)  Conduct of Indemnification Proceedings. If any person shall
                  --------------------------------------
become entitled to indemnity hereunder (an "indemnified party"), such
                                            -----------------
indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the
                          ------------------
commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however,
                                                             --------  -------
that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 9, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

             (d)  Contribution. If the indemnification provided for in this
                  ------------
Section 9 is unavailable to an indemnified party under Section 9(a) or 9(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the net proceeds which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             The indemnity, contribution and expense reimbursement obligations of NBCi hereunder will be in addition to any liability NBCi may otherwise have hereunder or otherwise. The provisions of this Section 9 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

     Section 10.  Underwritten Registrations.
                  --------------------------

             (a)  Initial CNET Demand. For the Demand Registration effecting the
                  -------------------
Initial CNET Demand, CNET shall have the right to appoint the investment banker or manager to act as lead underwriter for the Underwritten Offering, provided
                                                                     --------
that (i) such underwriter is a first-class, nationally recognized underwriter who is prepared to underwrite the offering and (ii) NBCi has given its prior written consent to the appointment, which consent shall not be unreasonably withheld; provided that an underwriter's lack of commitment to provide customary
          --------
market-making and research support services to NBCi following the offering would constitute a reasonable ground for NBCi to withhold its consent. For the Demand Registration effecting the Initial CNET Demand, NBCi shall have the right to appoint the investment banker or manager to act as co-lead underwriter for the Underwritten Offering, provided that such underwriter is a first-class,
                       --------
nationally recognized underwriter who is prepared to underwrite the offering. The co-lead underwriters for the Demand Registration effecting the Initial CNET Demand shall be treated equally in terms of percentage of the gross underwriting spread. Further, CNET and NBCi may each appoint one investment banker to act as co-manager for the Underwritten Offering provided that (i) such manager is a
                                         --------
first-class, nationally recognized manager who is prepared to manage the offering and (ii) NBCi has given its prior written consent to the appointment of the co-manager by CNET, which consent shall not be unreasonably withheld; provided that a co-manager's lack of commitment to provide customary market-
--------
making and research support services to NBCi following the offering would constitute a reasonable ground for NBCi to withhold its consent.

             (b)  Other Demand Registrations. If any of the Registrable
                  --------------------------
Securities included in any Demand Registration other than the Initial CNET Demand are to be sold in an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in the Demand Notice may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering. If any Piggyback Registration is an Underwritten Offering, NBCi will have the exclusive right to select the investment banker or investment bankers and managers to administer the offering. Each party hereto agrees that, in connection with any Underwritten Offering hereunder, it shall undertake to offer customary indemnification to the participating underwriters. No Holder of Registrable Securities shall be entitled to participate in an Underwritten Offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to NBCi and the lead managing underwriter.

     Section 11.  Miscellaneous.
                  -------------

             (a)  Remedies. In the event of a breach by any party of its
                  --------
obligations under this Agreement, each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

             (b)  Amendments and Waivers. The provisions of Section 2 of this
                  ----------------------
Agreement may only be amended, modified or supplemented with the prior written consent of each of NBCi, NBC, CNET and Kitze, and each of their respective transferees permitted under this Agreement, so long as such Holder holds Registrable Securities with a market value of at least $50,000,000. The provisions of Section 3 of this Agreement may only be amended, modified or supplemented with the prior written consent of each of NBCi, NBC, CNET and Kitze, and each of their respective transferees permitted under this Agreement, so long as such Holder holds Registrable Securities with a market value of at least $25,000,000. The provisions of Sections 1 and 4 through 11 of this Agreement may only be amended, modified or supplemented with the prior written consent of each of NBCi, NBC, CNET and Kitze, and each of their respective transferees, so long as such Holder holds Registrable Securities with a market value of at least $5,000,000. Upon the effectuation of each such amendment or waiver, NBCi shall as soon as reasonably practicable give written notice thereof to the Holders who have not previously consented thereto in writing.

             (c)  Notices.  Except as set forth below, all notices and other
                  -------
communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to NBCi and each

Holder, respectively, at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a
                                                --------
change of address shall be effective only upon receipt thereof):

If to NBCi:            NBC Internet, Inc.
                       300 Montgomery Street
                       Suite 300
                       San Francisco, California 94104
                       Attn.: General Counsel
                       Telecopy:  (415) 288-2578

With copies to:        Morrison & Foerster LLP
                       425 Market Street
                       San Francisco, California 94105
                       Attn.: Bruce Alan Mann
                       Telecopy: (415) 268-7522
                       Morrison & Foerster LLP
                       1290 Avenue of the Americas
                       New York, NY 10104
                       Attn.: Allen L. Weingarten
                       Telecopy: (212) 468-7900

If to CNET:            CNET, Inc.
                       150 Chestnut Street
                       San Francisco, California 94111
                       Attn.: Douglas N. Woodrum, Chief Financial Officer
                       Telecopy: (415) 395-9330

With a copies to:      CNET, Inc.
                       150 Chestnut Street
                       San Francisco, California 94111
                       Attn.: Sharon Le Duy, General Counsel
                       Telecopy: (415) 395-9330

                       Hughes & Luce, L.L.P.
                       1717 Main Street, Suite 2800
                       Dallas, Texas 75201
                       Attn.: R. Clayton Mulford
                       Telecopy: (214) 939-5849
If to Disc or Kitze:   Chris Kitze
                       300 Montgomery Street
                       Suite 300
                       San Francisco, California 94104
                       Telecopy: (415) 288-2580

If to NBC or GE Sub:   National Broadcasting Company, Inc.
                       30 Rockefeller Plaza
                       New York, NY 10022
                       Attn.: Marty Yudkovitz
                       Telecopy: (212) 664-5561

With a copy to:        Simpson Thacher & Bartlett
                       425 Lexington Avenue
                       New York, New York 10017
                       Attn.: Richard Capelouto, Esq.
                       Telecopy: (212) 455-2502

             (d)  Merger or Consolidation of NBCi. If NBCi is a party to any
                  -------------------------------
merger or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person ("Conversion Securities"), the issuer of such Conversion
                   ---------------------
Securities shall assume (in a writing delivered to all Holders) all obligations of NBCi hereunder. NBCi will not effect any merger or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 11(d).

             (e)  Successors and Assigns. Any Holder may assign, in whole or in
                  ----------------------
part, any of its rights and obligations hereunder to any person who acquires from such Holder at least $5 million worth of such Holder's Registrable Securities (calculated based on the average closing price of such securities on the principal securities exchange or quotation system where such securities are listed on the five business days immediately preceding the date of such assignment); provided, however, that any rights pursuant to Section 2 of this
             --------  -------
Agreement can only be assigned to (i) a person who acquires at least $50 million of such Holder's Registrable Securities (calculated as aforesaid), (ii) a person, in whole and not in part, and (iii) a person who is not a Newco Competitor, as such term is defined in the Brand Integration and License Agreement, dated as of May 8, 1999, between NBC Multimedia, Inc. and NBC or, with respect to an assignment by CNET, a person (including a Newco Competitor) who has acquired all or substantially all of the stock or assets of CNET through merger, stock purchase, asset sale or otherwise; provided that in the event of
                                                 --------
such an assignment by CNET, (i) such assignee shall not have the right to cause an Initial CNET Demand, and (ii) the number of days for which a Shelf Registration that registers only such assignee's shares (and/or shares issuable by NBCi) may be postponed or Blacked-Out shall be increased from 90 days to 180 days. Any transferee of all or a portion of the Registrable Securities shall assume all of the rights and obligations of a Holder hereunder to the extent it agrees in writing, to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution of a Counterpart and Acknowledgment substantially in the form of Exhibit A). Subject
                                                            ---------
to the requirements of this Section 11(e), this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

             (f)  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

             (g)  Headings. The headings in this Agreement are for convenience
                  --------
of reference only and will not limit or otherwise affect the meaning.

             (h)  Governing Law. This agreement will be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to contracts executed and performed within such State.

             (i)  Severability. If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

             (j)  Termination. This Agreement shall terminate with respect to
                  -----------
each Holder and transferee permitted under this Agreement, including, without limitation, any rights of such Holder or transferee pursuant to Section 11(b), on the date upon which such Holder or transferee shall be able to dispose of all of their remaining Registrable Securities in one day without registration pursuant to Rules 144 or 145 of the Securities Act.

             (k)  Entire Agreement. This Agreement is intended by the parties as
                  ----------------
a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              NBC Internet, Inc.


                              By:   /s/ Chris Kitze
                                 --------------------------------
                                 Name: Chris Kitze
                                 Title: Chief Executive Officer


                              National Broadcasting Company, Inc.


                              By:   /s/ Mark W. Begor
                                 --------------------------------
                                 Name: Mark W. Begor
                                 Title: Executive Vice President and
                                         Chief Financial Officer


                              GE Investments Subsidiary, Inc.


                              By:  /s/ Robert E. Healing
                                 --------------------------------
                                 Name: Robert E. Healing
                                 Title: Vice President


                              CNET, Inc.


                              By:  /s/ Douglas N. Woodrum
                                 --------------------------------
                                 Name: Douglas N. Woodrum
                                 Title: Executive Vice President and
                                         Chief Financial Officer

                              Flying Disc Investments Limited Partnership


                              By:  /s/ Chris Kitze
                                 --------------------------------
                                 Name: Chris Kitze
                                 Title: General Manager


                                   /s/ Chris Kitze
                              -----------------------------------
                              Chris Kitze

                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT
                        COUNTERPART AND ACKNOWLEDGMENT
                        ------------------------------


TO:    NBC Internet, Inc.

RE: The Registration Rights Agreement (the "Agreement") dated as of November 30, 1999, by and among NBCi and the Holders (as defined in the Agreement)


       The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

       DATED this _____ day of ____________, _____



                                        ____________________________________
                                        By:_________________________________
                                        Title:______________________________



                                             Number of
                                             Shares of
                                             Registrable Securities:________